EXHIBIT 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, (the “Report”) by Arkansas Best Corporation (the “Registrant”), each of the undersigned hereby certifies that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

ARKANSAS BEST CORPORATION
(Registrant)

Date: November 8, 2011	/s/ Judy R. McReynolds
Judy R. McReynolds
President — Chief Executive Officer and Principal Executive Officer

ARKANSAS BEST CORPORATION
(Registrant)

Date: November 8, 2011	/s/ Michael E. Newcity
Michael E. Newcity
Vice President — Chief Financial Officer
and Principal Financial Officer